Exhibit 99.1

Press Release

For Immediate Release

Beazer Homes Names Allan P. Merrill President and CEO and

Robert L. Salomon Executive Vice President and CFO

ATLANTA, June 13, 2011 – Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) a leading national homebuilder, today announced that Allan Merrill has been appointed President and CEO and has been elected to the board of directors. In addition, Robert (Bob) Salomon has been appointed Executive Vice President and CFO. Mr. Merrill succeeds Ian J. McCarthy who is leaving the Company and has resigned from the board of directors.

Mr. Merrill has been the Company’s Chief Financial Officer for the past four years. Mr. Merrill led the efforts to successfully recapitalize the Company’s balance sheet which increased equity, reduced debt and eliminated material debt maturities prior to 2015. Including his time as the Company’s CFO, Mr. Merrill has more than twenty years of experience in executive positions directly related to the homebuilding and residential real estate industries, including positions in investment banking and Internet real estate marketing. Prior to joining the Company, Mr. Merrill held both strategic and operational leadership roles with Move, Inc. Before that, Mr. Merrill worked for approximately 13 years for Dillon Read & Co. Inc., and its successors, including UBS, where he managed the firm’s Housing, Construction and Building Materials group. In that capacity, Mr. Merrill served as lead adviser to the Company on its IPO in 1994 and on several major acquisitions.

Mr. Salomon joined Beazer Homes in 2008 as the Company’s Chief Accounting Officer, responsible for the Company’s internal and external financial reporting. Mr. Salomon, a Certified Public Accountant, has more than 25 years of financial management experience, including over 19 years in the homebuilding industry. Prior to joining the Company, Mr. Salomon served as Chief Financial Officer and Treasurer of Ashton Woods Homes for almost 10 years and served with MDC Holdings, Inc, also a residential homebuilder, in various accounting and finance roles over a 6 year period.

Brian Beazer, the Company’s Chairman, said, “Over many years Ian McCarthy has ably guided the Company to its current position as one of the ten largest homebuilders in the United States. During this time, the homebuilding industry and the Company have experienced many complex issues which Ian has dealt with to the benefit of the Company. The Board appreciates his leadership and many contributions to the Company. For these efforts we would like to thank him and wish him all success in the future.”

Brian Beazer continued, “We are pleased that Allan and Bob have accepted these appointments. Both possess many years of industry experience and have demonstrated a commitment to the success of our stakeholders. The Board has asked Mr. Merrill and his team to conduct a thorough review of the Company’s operations and potential growth opportunities to identify and implement strategies that will create value for shareholders.”

Mr. Merrill said, “I am honored to accept this important role and feel privileged to have the opportunity to lead our strong and resilient operational and corporate team. While selling conditions in the new home market are still challenging, our fiscal 2011 expectations remain unchanged. We continue to be committed to delivering a compelling value proposition for our home buyers and improved profitability and value for our shareholders.”

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company’s industry-leading eSMART high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”

Forward Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, our Fiscal 2011 expectations. These statements represent our current expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, volatility of mortgage interest rates and inflation; (iv) the effect of changes in lending guidelines and regulations and the uncertain availability of mortgage financing; (v) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (vi) continued or increased downturn in the homebuilding industry; (vii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure;

(xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xv) the cost and availability of insurance and surety bonds; (xvi) delays in land development or home construction resulting from adverse weather conditions; (xvii) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) estimates related to the potential recoverability of our deferred tax assets; (xx) effects of changes in accounting policies, standards, guidelines or principles; or (xxi) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT:

Beazer Homes USA, Inc.

Carey Phelps

Director, Investor Relations & Corporate Communications

770-829-3700

investor.relations@beazer.com